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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                               February 14, 1997


                             BAR TECHNOLOGIES INC.
            (Exact name of registrant as specified in its charter)


          Delaware                   333-04254                 13-3753384
(State or other Jurisdiction     (Commission File           (I.R.S. Employer
       of Incorporation               Number)              Identification No.)


227 Franklin Street, Suite 300                                    15901
         Johnstown, PA                                          (Zip Code)
     (address of principal
       executive offices


Registrant's telephone number, including area code (814) 533-7200

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             BAR TECHNOLOGIES INC.

                                             By: /s/ Thomas N. Tyrrell
                                                 -----------------------------
                                                 Thomas N. Tyrrell
                                                 Chief Executive Officer

February 14, 1997

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                                                                         Item 8

                                [BARTECH LOGO]
                                                       BarTech
FOR IMMEDIATE RELEASE                                  227 Franklin Street
                                                       Suite 300
                                                       Johnstown PA 15901
                                                       Contact: Frederick L.
                                                         Deichert, CFO
                                                       Phone: 814-533-7200
                                                       Fax:   814-533-7220


                  BARTECH ANNOUNCES CHANGE IN FISCAL YEAR-END


February 14, 1997, Johnstown, Pa. - Bar Technologies Inc. today announced a change in its fiscal year from the current calendar quarter basis ending September 30 to a 4/4/5 week fiscal quarter basis ending in December. As a result, BarTech's new fiscal 1997 will begin December 29, 1996 and end December 27, 1997.

Thomas N. Tyrrell, President and CEO stated "the change is timely since the first calendar quarter 1997 is the first full quarter with BarTech's new management team in place."

Mr. Tyrrell continued "Additionally, with the commissioning phase of the new Johnstown, Pennsylvania caster behind us, we are now proceeding in the marketplace as a commercial producer. The change in fiscal year will make it easier for investors and customers to distinguish between BarTech's 1996 operational start-up and our 1997 entry in the marketplace."

The change will also allow BarTech to report results on quarters ending consistently with the majority of companies in its peer group.

A report covering the 89 day transition period from October 1, 1996 to December 28, 1996 will be filed on Form 10-Q.




   BAR TECHNOLOGIES INC. o 227 FRANKLIN ST., SUITE 300 o JOHNSTOWN, PA 15901
                   PHONE (814) 533-7200 o FAX (814) 533-7220